EXHIBIT 2
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               AGREEMENT FOR THE TRANSFER OF THE NUE-PROPRIETE

                          OF CERTAIN PUBLICIS SHARES
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BETWEEN THE UNDERSIGNED
-----------------------

Wilmington Trust Company, a Delaware banking corporation, acting as Special Nominee (the "Nominee") for and on behalf of the Former Holders (as defined below);


AND


DENTSU INC., a company organized under the laws of Japan,  ("Dentsu");


together with the Nominee, the "Principal Parties";


AND


PUBLICIS GROUPE S.A., a company organized under the laws of France, ("Publicis") together with the Principal Parties, sometimes referred to herein as the "Parties", for purposes of Sections 1.1 through 1.1.3, Sections
4.1 through  4.3 and Sections 5.5 through 5.8.

WHEREAS, Publicis, Philadelphia Merger Corp., Philadelphia Merger LLC and Bcom3 Group, Inc. (the "Company") have entered into an Agreement and Plan of Merger dated as of March 7, 2002 (as amended from time to time, the "Merger Agreement"), which provides for the merger of the Company into Philadelphia Merger Corp. (the "Merger");

WHEREAS, the Company and the Nominee have entered into a Special Nominee Agreement pursuant to which the Company has engaged the Nominee to act as "Special Nominee" as contemplated by Section 2.03(a) of the Merger Agreement;

WHEREAS, in such capacity, the Nominee has received the Transfer Shares (as defined below) on behalf of holders of Class A common stock of the Company on the effective time of the Merger (the "Former Holders");

WHEREAS, the Company has directed the Nominee to enter into this agreement (the "Agreement") to implement the provisions of Section 2.03(b) of the Merger Agreement; and

WHEREAS, in accordance with Section 2.01(a)(ii)(B) and Section 2.03(b) of the Merger Agreement, Dentsu is to receive the bare legal title (NUE-PROPRIETE) of the Transfer Shares as part of the Merger Consideration (as such term is defined in the Merger Agreement), under the terms and conditions of this Agreement.

IT HAS BEEN AGREED AS FOLLOWS:
------------------------------

ARTICLE 1 - TRANSFER OF NUE-PROPRIETE  BY WAY OF "PRET DE CONSOMMATION"
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1.1   The Transfer
      ------------

      For and on behalf of the Former Holders, the Nominee hereby transfers for the Term (as defined below) to Dentsu (sometimes referred to herein as the "NU-PROPRIETAIRE") by way of a PRET DE CONSOMMATION, pursuant to Articles 1892 sq. of the French Civil Code and the terms and conditions set forth in this Agreement, the bare legal title ("NUE-PROPRIETE") to 6,827,629 shares, par value 0.40 euros each, of Publicis (the "Transfer Shares") free and clear of all pledges, liens, options or encumbrances, except as otherwise provided in this Agreement (the "Transfer"). Immediately after the Transfer, the Nominee shall transfer to the Exchange Agent (as such term is defined in Section 2.05 of the Merger Agreement) for deposit in the Class A Exchange Fund (in each case, as defined in the Merger Agreement) the usufruct ("USUFRUIT") attached to such Transfer Shares for distribution to the Former Holders. Each holder of such usufruct at any time is referred to herein as a "USUFRUITIER", and all such holders together are referred to herein as the "USUFRUITIERS".

      For purposes of this Agreement, the Transfer Shares shall also be deemed to include (A) Free Shares as such term is defined in Section 3.2(iv), (B) New Shares as such term is defined in Section 3.3.2, and
      (C) New Entity Shares as such term is defined in Section 3.4.1.

1.1.1 Term
      ----

      The Transfer shall be for a period commencing on the date hereof and expiring on the earlier of (i) the second anniversary of the date hereof, and (ii) the occurrence of any of the events referred to in
      Section 1.1.2 (the "Term"). Upon expiration of the Term, the NUE-PROPRIETE of the Transfer Shares shall automatically revert to the USUFRUITIERS who, as a consequence, shall from such date hold full ownership ("PLEINE PROPRIETE") in the Transfer Shares.

1.1.2 Early Termination
      -----------------

      The Transfer shall terminate and the NUE-PROPRIETE of the Transfer Shares shall revert to the USUFRUITIERS upon the occurrence of any of the following events (without notice except as otherwise expressly set forth below):

(i) In the event of a merger of Publicis into another company or split up ("SCISSION") of Publicis with the result, in either case, that Publicis ceases to exist as a legal entity, and in each case in accordance with and subject to the provisions of Section 3.4 below.

(ii) On the date of publication of an opening notice (AVIS D'OUVERTURE) for the launching of a public tender offer (OFFRE PUBLIQUE D'ACHAT OU
      D' ECHANGE) for Publicis shares, being understood that such early termination shall be subject to the provisions of paragraph (B) below.

         (A) In the event that a public tender offer (including, as the case may be, any revised public tender offer and/or any competing tender offer), whether or not recommended by the Supervisory Board of Publicis (the "Public Offer") is consummated and, as a result, the Transfer Shares are purchased in such Public Offer, the early termination of the Transfer pursuant to this Section 1.1.2(ii) shall be deemed to be irrevocable and shall not be affected by third party claims contesting the opening or the launching of such Public Offer.

         (B) In the event that the Public Offer is NOT consummated and, as a result, the Transfer Shares are NOT purchased in such Public Offer, the Principal Parties hereby agree that the early termination under paragraph (A) above shall be deemed null
             and void and this Agreement  and  the  Transfer   thereunder  shall
             automatically re-enter into full force and effect as of the date of publication of the opening notice (STATU QUO ANTE).

 (iii) In case of a final  arbitral  award,  in  accordance  with Section
       5.7, upholding a claim by the Nominee on behalf of the USUFRUITIERS that Dentsu has committed a material breach of this Agreement, the date of early termination shall be the 45th day following delivery of notice of such final award by the Nominee to Publicis and Dentsu.

       Notwithstanding the foregoing, in the event that, prior to the expiration of such 45-day period, Dentsu provides Publicis and the Nominee with documentary evidence that Dentsu has duly exercised any right of recourse before a court with jurisdiction, the date of early termination shall be the date of notification by the Nominee to Publicis and Dentsu of the final decision of the competent court upholding the arbitral award referred to in the preceding sentence.

1.1.3 Early Reversion
      ---------------

      In addition to the foregoing, with respect to each Former Holder who is an individual, in the event of the death of such Former Holder after the date hereof, the Transfer relating to the USUFRUIT received by such Former Holder in the Merger shall be deemed to have terminated and shall terminate as of the day preceding his or her death. Upon such termination, the relevant NUE-PROPRIETE shall automatically revert to the USUFRUITIER. Upon Publicis's and Dentsu's receipt from the Nominee of a "Notice of Early Reversion" in the form attached hereto as Annex A, Publicis shall, without further notice or action by Dentsu, any USUFRUITIER or any Former Holder, cause the PLEINE PROPRIETE of the number of Transfer Shares set forth in such Notice, to be inscribed in the name of the USUFRUITIER set forth in such Notice. In no event will Dentsu and/or Publicis have or be deemed to have, any liability to the USUFRUITIERS as a result of Dentsu's exercising voting rights attached to the NUE-PROPRIETE prior to Publicis and Dentsu's having received such Notice of Early Reversion.


ARTICLE 2 - CREATION OF THE USUFRUIT

The USUFRUIT of the Transfer Shares is hereby created for the duration of the Transfer in accordance with the terms and conditions of Articles 578 to 624 of the French Civil Code and the provisions set forth in this Agreement.

ARTICLE 3 - RESPECTIVE RIGHTS OF THE NU-PROPRIETAIRE AND USUFRUITIERS
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3.1   Voting rights attached to the NUE-PROPRIETE
      -------------------------------------------

     By express agreement between the Principal Parties, the NU-PROPRIETAIRE shall have all voting rights attached to the Transfer Shares including without limitation the right to vote in Ordinary, Extraordinary and Special General Meetings, that may be exercised by the holders of ordinary shares in accordance with the provisions of the French Commercial Code and the by-laws of Publicis.

3.2   Economic rights attached to the USUFRUIT
      ----------------------------------------

     In accordance with the provisions contained in Article 582 of the French Civil Code, the USUFRUITIERS shall be entitled to all economic rights attached to the Transfer Shares.

     Without limiting the generality of the foregoing:

     (i) Any distribution of dividends within the meaning of Article L. 232-12 of the French Commercial Code shall inure to the exclusive benefit of the USUFRUITIERS, including any dividends for which the option to be paid in shares has been exercised.

            The Principal Parties expressly agree that only the USUFRUITIER, and not Dentsu, shall have the right to exercise an option to be paid dividends in the form of shares. In the event that the
            USUFRUITIER exercises such option, the new shares thereby acquired shall inure to the exclusive benefit of such USUFRUITIER.

            In  the  event  of an  amount  distributed  to  shareholders  from shareholders' equity (DISTRIBUTION PRELEVEE SUR UN COMPTE DE CAPITAUX PROPRES), in respect of the Transfer Shares apart from distributable profits, which distribution supplements a dividend within the meaning of Article L. 232-12 of the French Commercial Code (regardless of the amount or respective proportions of the distributable profits and such supplementary amount), such distribution shall be deemed to constitute a dividend for the purposes of this Section 3.2(i) and shall inure to the exclusive benefit of the USUFRUITIER.

     (ii) Any distribution in cash in respect of the Transfer Shares OTHER than dividends, including but not limited to distributions of reserves or premiums, reduction of capital, reimbursement of capital, redemption of capital or a distribution in liquidation (BONI DE LIQUIDATION) shall be subject to the right of
            "QUASI-USUFRUIT" in respect  of  all  such   amounts  and  shall  be
            enjoyed by the USUFRUITIER pursuant to Article 587 of the French Civil Code. Pursuant to such Article 587, solely the USUFRUITIER shall be entitled to receive all such amounts. Upon
            termination  of the Transfer   and   the   resulting   automatic
            reversion   of  the NUE-PROPRIETE  to the  USUFRUITIER,  the
            contingent  rights of the NU-PROPRIETAIRE   against  the
            USUFRUITIER in respect to such distributions shall be extinguished under Article 1300 of the French Civil Code as a result of the debtor thereby acquiring the rights to payment of the debt (extinction par confusion).

     (iii) Subject to the provisions set forth in Section 3.2(iv), in the event of any distribution in kind in respect of the Transfer


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

            Shares  other  than  dividends,   including  but  not  limited  to
            distributions of reserves or premiums, reduction of capital, reimbursement of capital, redemption of capital or a distribution in liquidation, if and to the extent Dentsu acquires or is deemed to hold any interest therein, such interest shall automatically be transferred to the USUFRUITIERS without further consideration, such that the entire distribution in kind shall inure to the exclusive benefit of the USUFRUITIERS.

      (iv) The Principal Parties agree that (A) in the event of an attribution of shares of Publicis in respect of the Transfer Shares, as a result of a reduction or an increase in the nominal value of the Transfer Shares, or (B) in accordance with sub-section 3 of Article L. 225-140 of the French Commercial Code, in the event of a free attribution of shares of Publicis in respect of the Transfer Shares by way of capitalization of reserves, profits or premiums giving rise to newly issued shares of Publicis (the shares set forth in the preceding clauses (A) and/or (B) being herein referred to as the "Free Shares"), such Free Shares shall be deemed Transfer Shares for all purposes under this Agreement, and shall be subject to all of the terms and conditions of this Agreement for the remainder of the Term.

3.3   Preferential subscription rights
      --------------------------------

3.3.1 In accordance with sub-section 4 of Article L. 225-140 of the French Commercial Code, the Principal Parties agree that the provisions of sub-sections 1, 2 and 3 of said Article shall not apply and that as a result, in the event of a capital increase in cash or of any other issuance giving rise to preferential subscription rights or priority rights (DROITS DE PRIORITE), the preferential subscription rights or priority rights attached to the Transfer Shares shall inure to the exclusive benefit of the USUFRUITIERS.

3.3.2 In the event that some or all of the USUFRUITIERS exercise in whole or in part such preferential subscription rights or priority rights in respect of the Transfer Shares, the Principal Parties hereby agree that:

      (i) shares subscribed for by any USUFRUITIER in the case of a cash capital increase; and/or

      (ii) shares issued or delivered pursuant to the exercise by any USUFRUITIER of a right conferred by securities giving access to Publicis share capital (TITRES DONNANT ACCES AU CAPITAL) subscribed by such USUFRUITIER shall be deemed to be Transfer Shares for all purposes of this Agreement. The transfer of any of the shares referred to in clauses (i) and (ii) above (the "New Shares") shall automatically take effect upon the issuance or delivery (as the case may be) of such New Shares and shall be subject to all of the terms and conditions of this Agreement for the remainder of the Term.

3.4   Merger or SCISSION
      ------------------

3.4.1 In the event of a merger of Publicis into another company or a SCISSION of Publicis, in either case, with the result that Publicis ceases to exist as legal entity, the Principal Parties hereby agree that Transfer Shares shall be substituted by means of a SUBROGATION REELLE CONVENTIONNELLE for the new shares issued of the surviving entity (or entities) received in exchange for the Transfer Shares as a result of such merger or SCISSION (the "New Entity Shares"). Such New Entity Shares shall be deemed to be Transfer Shares for all purposes of this Agreement and shall be subject to all of the terms and conditions of this Agreement for the remainder of the Term, subject to the provisions of Section
      3.4.2. Such SUBROGATION REELLE CONVENTIONNELLE shall enter into full force and effect upon receipt by the USUFRUITIERS of the New Entity Shares.

3.4.2 In the event of a merger or SCISSION of  Publicis  described  in Section
      3.4.1 that results in (i) those shareholders who were the shareholders of Publicis immediately prior to the effective date of such merger or SCISSION, as the case may be, not holding, in the aggregate, a majority of the outstanding votes and share capital of the surviving entity or entities on the effective date of such merger or SCISSION, and (ii) Dentsu's and its Subsidiaries' (as such term is defined in Annex B) holding on the effective date of such merger or SCISSION, in the aggregate, less than 10 % of the voting rights in the new entity or entities (including the voting rights attached to the NUE-PROPRIETE of the New Entity Shares), then the Transfer of the New Entity Shares shall terminate as of such effective date.


ARTICLE 4 - RECORDING IN THE SHARE REGISTERS/IMPLEMENTATION OF RIGHTS
---------------------------------------------------------------------

4.1  Publicis   shall  take  all   necessary   actions  to  ensure  that  the
     respective rights of the USUFRUITIERs and NU-PROPRIETAIRE pursuant to this Agreement will (i) be properly reflected within three trading days in its share registers and (ii) be implemented with respect to voting rights (Section 3.1) and economic rights (Section 3.2) in each case in accordance with the provisions of this Agreement. Notwithstanding the foregoing, Publicis (or Publicis's successor) shall not be obligated to reflect the termination pursuant to Section 3.4.2 above unless Publicis (or Publicis's successor) has determined that the condition set forth in clause (ii) of Section 3.4.2 above has been satisfied based on Publicis's (or Publicis's successor's) best knowledge of the aggregate percentage of voting rights held by Dentsu and its Subsidiaries on the basis of its statutory and/or by-laws threshold notifications (DECLARATIONS DE FRANCHISSEMENT DE SEUILS STATUTAIRES ET/OU LEGAUX), its shareholders' identification requests ("RELEVES DE TITRES AU PORTEUR IDENTIFIABLE"), the information provided by Dentsu and/or its Subsidiaries to Publicis pursuant to any agreement entered into with Dentsu and/or its Subsidiaries, and/or on the basis of any other information relating thereto required to be filed by it with French regulatory authorities or otherwise disclosed under French law.

     Without limiting the generality of the foregoing, Publicis shall take all necessary actions to ensure that all necessary and appropriate inscriptions are made in Publicis's share registers (x) to give effect to the reversion of the NUE-PROPRIETE of any Transfer Shares to the USUFRUITIERS and their full ownership (PLEINE PROPRIETE) in such Transfer Shares as provided herein, and (y) upon issuance and/or delivery (as the case may be), to inscribe in the Publicis share registers, Dentsu as the NU-PROPRIETAIRE and the USUFRUITIERS as USUFRUITIERS of the Free Shares and the New Shares pursuant to the provisions of, respectively, Sections 3.2(iv) and 3.3.2; IT BEING PROVIDED, however, that Publicis shall not be responsible for (and the Principal Parties hereby release Publicis and its officers from liability in respect of) any delay or failure to make the appropriate inscriptions in its share registers (except to the extent the same is attributable to a failure of Publicis to comply with the provisions set forth in this Agreement) (1) in the case that such delay or failure results from any dispute or claim arising among the Principal Parties, or (2) in the case that such delay or failure is caused by an act or an omission of any of the Principal Parties.

4.2 For the avoidance of doubt, Dentsu shall not be responsible for any delay or failure to register the full ownership of the Former Holders in any Transfer Shares in accordance with the terms of this Agreement or any errors or inaccuracies in connection with such registration except to the extent the same is attributable to a failure of Dentsu to comply with the provisions set forth in this Agreement.

4.3 Upon request of the Nominee, Publicis and Dentsu undertake to provide promptly to the Nominee copies of all notices and other communications between them (including without limitation, all notices by Dentsu to Publicis required by the "STATUTS" of Publicis and all notices by Publicis to Dentsu or Publicis' calculation percentage of the voting rights then held by Dentsu) concerning the number of ordinary shares and/or of the percentage of voting rights of Publicis held by Dentsu and its Subsidiaries, from time to time during the Term of this Agreement. Publicis further undertakes to respond to inquiries by the Nominee and/or Dentsu, at reasonable intervals and from time to time, with respect to the foregoing, provided that in such case, Publicis' obligations shall only be to provide such information on the basis of its share registers, its statutory and/or by-laws threshold notifications ("DECLARATIONS DE FRANCHISSEMENT DE SEUILS STATUTAIRES ET/OU LEGAUX"), its shareholders' identification requests ("RELEVES DE TITRES AU PORTEUR IDENTIFIABLE") and/or on the basis of any other information relating thereto required to be filed by it with French regulatory authorities or otherwise disclosed under French law.


ARTICLE 5 - MISCELLANEOUS PROVISIONS
------------------------------------

5.1  This Agreement shall enter into full force and effect on the date hereof.

5.2 Dentsu undertakes not to transfer in any manner whatsoever the NUE-PROPRIETE of the Transfer Shares or any interest therein, including without limitation, by way of sale, contribution, exchange, encumbrance, swap or otherwise, provided that Dentsu shall be allowed to transfer the NUE-PROPRIETE of Transfer Shares to any of its wholly owned subsidiaries that have agreed in advance of such transfer to be bound by the terms of this Agreement in a writing in form and substance acceptable to the Nominee.

5.3 Each USUFRUITIER shall have the right to transfer freely to any one or more individuals, entities or trusts (the "Transferee") the USUFRUIT in the Transfer Shares and its rights under this Agreement. Notice of any such transfer shall be given to Dentsu and Publicis by the Nominee, and Publicis and Dentsu shall be entitled to rely on such notice. Publicis shall, upon receipt of such notice from the Nominee, cause the Transferee to be inscribed as the USUFUITIER in the Publicis share registers.

5.4 Dentsu shall be the registered holder of the Transfer Shares and shall cause such Transfer Shares to be inscribed in the share registers of Publicis in pure registered form (NOMINATIF PUR).

5.5 If notwithstanding the express terms of this Agreement and the clear intentions of the Parties evidenced hereby, Dentsu is deemed to acquire any economic interest (contingent or otherwise) whatsoever in the Transfer Shares, Dentsu will be deemed to hold such economic interest for and on behalf of the USUFRUITIERS and shall promptly take such action as is necessary to reconvey without further consideration such economic interest to the USUFRUITIERS and if applicable their respective Transferee(s). If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision of this Agreement is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this

     Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

5.6 This Agreement shall be governed and construed in accordance with French law.

5.7  (i) Any dispute,  controversy  or claim  arising out of,  relating to, or in  connection  with,  this  Agreement,  or the  breach,  termination  or validity thereof, shall be referred to and finally settled by arbitration conducted in accordance with the Arbitration Rules of the London Court of International Arbitration (the "LCIA Rules") in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the Parties. The seat of the arbitration shall be Paris, France. The arbitration shall be conducted in the English language, PROVIDED that any Party may submit testimony or documentary evidence in the French or Japanese language if it furnishes, upon the request of any other Party, interpretation or translation, as the case may be, into English of any such testimony or documentary evidence.

     (ii) The arbitration shall be conducted by three arbitrators appointed in accordance with the LCIA Rules provided that any arbitrator appointed pursuant to this Section 5.7 shall be an expert in French law (an AVOCAT admitted to practice in France or a Professor of French law). If only two Parties are party to the arbitration then the arbitral tribunal shall be formed as set forth in clause (A) to this Section 5.7(ii). If more than two Parties are party to the arbitration, then the arbitral tribunal shall be formed as set forth in clause (B) to this Section 5.7(ii).

            (A) The Party commencing the arbitration (the "Claimant") and the other Party (the "Respondent") shall each nominate one arbitrator for appointment according to the procedure set forth in the LCIA Rules. The first two arbitrators so nominated shall nominate a third arbitrator within 30 days after the nomination of the second arbitrator and shall promptly notify the Parties of such nomination. If the first two arbitrators appointed fail to nominate a third arbitrator or so to notify the Parties within the aforementioned 30 day period, or if the third arbitrator fails to accept the nomination within 10 days thereafter, then the LCIA shall nominate the third arbitrator and shall promptly notify the Parties of the nomination. The third arbitrator so nominated shall act as Chair of the arbitral tribunal.

            (B) If,  in the  request  for  arbitration  (the  "Request"),  the
            Claimant(s)   contend  that  the  Parties  are  aligned  into  two
            separate sides for the purposes of the formation of the arbitral tribunal, then the Claimant(s) shall nominate in the Request one arbitrator for appointment. If the Respondent(s) agree with the
            Claimant(s)  contention  on  alignment,   then  the  Respondent(s)
            shall,   within  30  days  of  receipt  of  the   Request  by  the
            Respondent(s),   nominate  one  arbitrator  for  appointment.  The
            first  two   arbitrators  so  nominated  shall  nominate  a  third
            arbitrator  within 30 days  after  the  nomination  of the  second
            arbitrator  and  shall   promptly   notify  the  Parties  of  such
            nomination. If the first two arbitrators nominated fail to nominate a third arbitrator or so to notify the Parties within the aforementioned 30 day period, or if the third arbitrator fails to accept the nomination within 10 days thereafter, then the LCIA shall nominate the third arbitrator and shall promptly notify the Parties of the nomination. The third arbitrator so nominated shall act as Chair of the arbitral tribunal. If, however, (i) the Respondent(s) do not agree with the Claimant(s)contention on alignment within 30 days of receipt of the Request by the Respondent(s) or (ii) one or more of the other Parties cited as a Respondent(s) in the Request objects to such alignment in writing within 15 days after receipt of the Request by the Respondents, and if the Parties do not then agree within 15 days thereafter on an alignment of the Parties into two groups each of which shall appoint an arbitrator, then all three arbitrators shall be appointed as set forth in the LCIA
            Rules'  provisions for arbitrations   with  three  or  more
            parties, the Claimant(s)' nomination of an arbitrator for appointment in the Request being deemed null and void.

     (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties to the arbitration. The award may include an award of costs, including reasonable attorneys' fees and disbursements. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant Party or its assets.

     (iv) Nothing in Section 5.7 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary relief to preserve the status quo pending final resolution of a dispute, controversy or claim pursuant to Section 5.7, or if such Party makes a good faith determination that a breach of the terms of this Agreement by another Party is such that a temporary restraining order or other temporary or preliminary relief is the only appropriate and adequate remedy at such time.

5.8 All notices, requests, demands and other communications under this Agreement shall be in writing and shall be either (i) personally delivered, (ii) sent by Federal Express or other reputable overnight courier or (iii) sent by telecopier (with a copy also sent by reputable overnight courier) to the Party for which it is intended at the following address:

            (a)  If to Dentsu, to:

            Dentsu Inc.
            1-11, Tsukiji, Chuo-Ku
            Tokyo 104-8426, Japan
            Fax:     (813) 5551-2009
            Attention: Mr. Fumio Oshima, Executive Vice President

            with copies to:

            Debevoise & Plimpton
            919 Third Avenue
            New York, NY 10022
            Fax:    (212) 909-6836
            Attention:  Louis Begley and Gregory V. Gooding

            and

            Debevoise & Plimpton
            21, Avenue George V
            75008 Paris (France)
            Fax:     33-1-47-20-50-82
            Attention:  Antoine F. Kirry
            or to such other address as Dentsu may have designated by notice hereunder; and

            (b)  if to Publicis, to:

            Publicis Groupe S.A.
            133, Avenue des Champs Elysees
            75008 Paris (France)
            Fax:     (33-1) 44-43-75-50
            Attention:  M. Maurice Levy
                     M. Jean-Paul Morin

            With a copy to:

            Darrois Villey Maillot Brochier
            69, Avenue Victor Hugo
            75783 Paris Cedex 16
            Fax:     (33-1) 43-25-49-79
            Attention: Olivier Diaz

            or to such other address as Publicis may have designated by notice hereunder; and

            (c)  if to the Nominee or any Former Holder, to:

            Wilmington Trust Company
            Rodney Square North
            Wilmington, Delaware 19890
            Fax:    (302) 636-4143
            Attention: Corporate Custody

            With a copy to:

            White & Case LLP
            1155 Avenue of the Americas
            New York, New York 10036
            Fax:   (212) 354-8113
            Attention: Robert L. Clare III

            or to such other address as the Nominee may have designated by notice hereunder.

     Every notice, demand, request or other communication hereunder shall be deemed to have been duly given or served: (i) on the date on which personally delivered, with receipt acknowledged, (ii) two business days after timely delivery to Federal Express or other reputable overnight courier, if sent by courier or (iii) upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip confirming that the number of pages constituting the communication have been transmitted without error, if sent by telecopy (subject to copy of such communication also being sent by reputable overnight courier).


Executed on September 24, 2002
In seven (7) originals

DENTSU                                    WILMINGTON TRUST COMPANY

By:  /s/ Yutaka Narita                       By: /s/ James D. Nesci
     ------------------------                    --------------------------
Name:  Yutaka Narita                         Name: James D. Nesci
Title: Chairman and CEO                      Title:  Authorized Signer


PUBLICIS

By:  /s/ Jean-Michel Etienne
     --------------------------
Name:  Jean-Michel Etienne
Title: Attorney-In-Fact

                                                                       Annex A


                          NOTICE OF EARLY REVERSION

FROM : Wilmington Trust Company

TO: DENTSU
CC: PUBLICIS



Wilmington Trust Company hereby informs Publicis and Dentsu that,  pursuant to
Section 1.1.3 of the Agreement for the Transfer of certain Publicis shares between Dentsu, Publicis and Wilmington Trust Company acting on behalf of the USUFRUITIERS, dated September 24, 2002 (the "Usufruct Agreement"), Wilmington Trust Company has received the attached notice of death of [NAME OF THE FORMER HOLDER].


In accordance with Section 1.1.3 of the Usufruct Agreement, the NUE-PROPRIETE of [NUMBER] Transfer Shares reverts, as of the date of the day preceding the death of the Former Holder, to [Name, address of USUFRUITIER] as USUFRUITIER of such [Number] Transfer Shares, and Publicis is hereby instructed to inscribe the pleine propriete of such Transfer Shares in the name of [USUFRUITIER].



                                         ----------------
                                         For Wilmington Trust Company

               ATTACHED ATTESTATION OF DEATH OF A FORMER HOLDER

TO BE SIGNED BY ANY PERSON INFORMING THE NOMINEE OF THE DEATH OF A FORMER HOLDER IN ACCORDANCE WITH SECTION 1.1.3 OF THE AGREEMENT AND TO WHICH SHALL BE ATTACHED COPY OF A DEATH CERTIFICATE OR ANY OTHER OFFICIAL DOCUMENT (INCLUDING FROM THE DECEASED'S TREATING PHYSICIAN) EVIDENCING THE DEATH OF SUCH FORMER HOLDER.



FROM :[____]

TO: Wilmington Trust Company


I:

[NAME, ADDRESS, RELATIONSHIP WITH THE DECEASED]

hereby informs Wilmington Trust Company that [NAME OF THE FORMER HOLDER] died in [PLACE OF DEATH: CITY, STATE, COUNTRY ] on [DATE OF DEATH], as documented by [NAME OF OFFICIAL DOCUMENT] attached to this notice.

This attestation is being given in accordance with Section 1.1.3 of the Agreement for the Transfer of the NUE-PROPRIETE of certain Publicis shares between Dentsu, Publicis and Wilmington Trust Company acting on behalf of the USUFRUITIERs, dated September 24, 2002.



                                                [DATE]


                                                ________________

                                                [NAME]

                                                                 Annex B

                           DEFINITION OF SUBSIDIARY

"Subsidiary" means any Person that is a subsidiary of Dentsu for purposes of paragraphs 3, 4 and 7 of Article 8 of the Japanese Ministerial Regulation regarding Financial Statements (SAIMUSHOHYO-NO-YOGO-YOSHIKI-OYOBI-SAKUSEIHOHO-NI-KANSURU-KISOKU), an English translation of which is provided for below.



   ENGLISH TRANSLATION OF ARTICLE 8, PARAGRAPHS 3, 4 AND 7 OF THE JAPANESE
            MINISTERIAL REGULATION REGARDING FINANCIAL STATEMENTS

      Paragraph 3

      "Parent" means a corporation controlling an organ (general shareholders meeting and the like; hereinafter, the "Control Organ") of another corporation (including other business entity (which may include foreign entity comparable thereto) such as partnership and the like) which decides the policy of finance, operation or business of such another corporation. "Subsidiary" means such another corporation. When the parent together with the subsidiary or the subsidiary controls the Control Organ of another corporation, such another corporation is deemed to be the subsidiary of the parent.

      Paragraph 4

      "A corporation controlling the Control Organ of another corporation" in paragraph 3 above mean the corporation as set forth in the following items: -

      1. A corporation which owns in its account the majority of the voting right of another corporation (excluding a corporation subject to the declaration of commencement of reorganization proceedings under the Corporate Reorganization Law, of rehabilitation proceedings under the Civil Rehabilitation Law or of corporate arrangement under the Commercial Code or of the bankruptcy under the Bankruptcy Law and other corporation subject to similar procedure, there existing no effective control relationship); or

      2. A corporation which owns in its account 40 percent or more (but 50 percent or less) of the voting right of another corporation, falling under any of the following:

      a. Owning another corporation's majority of voting right, when the voting right it holds in its own account, and the voting right held by those who are expected to exercise the voting right in the same way as the corporation because of close relationship between the two corporations based on investment, personnel affaires, funds, technology or business transactions, and those who have agreed to exercise the voting right in the same way, are aggregated;

      b. The directors, statutory auditors or employees (or those who had been such persons) of the corporation who may influence the determination of policies of another corporation in respect of its finance, operation or business occupy the majority of the members of the board of directors or the like;

      c. There is a contract controlling the decision-making of the material policy of finance, operation or business of another corporation;

      d. Majority of the aggregate amount of borrowings (including guarantee and providing of collateral) (only those which are shown on the liabilities part of sheet) of another corporation is made by the corporation (including the cases where the corporation holds the majority when the amount of borrowing made by those who have close relationship in respect of investment, personnel affairs, funds, technology and business transactions is aggregated to the amount held by the corporation);

      e. There is a fact by which it is inferred that the corporation controls another corporation's Control Organ in the method other than a. to
d. as above; or

      3. A corporation which owns majority of another corporation's voting right when the voting right it owns in its account, and the voting rights held by those who are expected to exercise the voting rights in the same way as the corporation because of close relationship between the two corporations based on investment, personnel affairs, fund, technology or business transactions, and the voting right held by those who have agreed to exercise the voting right in the same way as the corporation (including the cases where none of the voting right is held in its account), are aggregated, provided that the corporation must fall under any of 2. b. to e. as above.

      Paragraph 7

      A special purpose company (meaning the Special Purpose Company as defined in paragraph 3 of Article 2 of the Asset Securitization Law and the entity operating the same type of business as such Special Purpose Company, change in the corporate purpose of which is restricted) is considered to be independent of investors in the relevant special purpose company or a company which sold its asset to the relevant special purpose company (such investors and company are hereinafter referred to as investors), and notwithstanding the provisions of paragraphs 3 and 4 above, is presumed not to be a subsidiary of such investors, if and when the special purpose company has been incorporated for the purpose of enabling the holders of the securities issued by the special purpose company to enjoy the benefit generated from the asset which the special purpose company purchased at the fair price and the business of the special purpose company is properly operated in compliance with such purpose.